Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1999 Avenue of the Stars – Floor 26
Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)
Thomas F. Godfrey
Vice President and Assistant General Counsel
J. P. Morgan Trust Company, National Association
1 Chase Manhattan Plaza, 25th Floor
New York, New York 10081
Tel: (212) 552-2192
(Name, address and telephone number of agent for service)
Ryder System, Inc.
(Exact name of obligor as specified in its charter)

Florida	59-0739250
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

11690 NW 105th Street
Miami, FL	33178-1103
(Address of principal executive offices)	(Zip Code)

DEBT SECURITIES
(Title of the indenture securities)

Item 1. General Information.
     Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C.
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2. Affiliations with Obligor.
     If the Obligor is an affiliate of the trustee, describe each such affiliation.
     None.
     No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.
Item 16. List of Exhibits.
     List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 28th day of September, 2005.

J. P. Morgan Trust Company, National Association
By:	/s/ Francine Springer
Francine Springer
Vice President

Exhibit 7
J. P. Morgan Trust Company, National Association
Statement of Condition
30-Jun-05

($000)
Assets
Cash and Due From Banks	26,954
Securities	191,553
Loans and Leases	110,708
Premises and Fixed Assets	7,790
Intangible Assets	363,423
Goodwill	202,094
Other Assets	45,476

Total Assets	947,998

Liabilities
Deposits	101,305
Other Liabilities	39,598

Total Liabilities	140,903

Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	104,908

Total Equity Capital	807,095

Total Liabilities and Equity Capital	947,998